Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

Donegal Group

Marietta, Pennsylvania

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (333-201101, 333-93785, 333-94301 and 333-89644) of Donegal Group of our report dated June 16, 2016, relating to the financial statements and supplemental schedule of Donegal Mutual Insurance Company 401(k) Plan which appear in this Form 11-K for the year ended December 31, 2015.

/s/ BDO USA, LLP

BDO USA, LLP

Philadelphia, Pennsylvania

June 16, 2016